Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

MoonLake Immunotherapeutics

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0001 per share(1)	Rule 457(c)	49,281,756(2)	$6.23(3)	$307,025,339.88	0.0000927	$28,461.25
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share(1)	Rule 457(c)	11,500,000(2)	$9.89(4)	$113,723,500.00	0.0000927	$10,542.17
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$307,025,339.88		$28,461.25
	Total Fees Previously Paid							$10,542.17
	Total Fee Offsets							N/A
	Net Fee Due							$17,919.08

(1)	49,281,756 shares are being registered solely in connection with the resale of the registrant’s Class A ordinary shares by certain selling shareholders (the “Selling Shareholders”) named in this registration statement, including 11,500,000 shares for which a registration fee was previously paid.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any share dividend, sub-division, recapitalization or other similar transactions. An unspecified aggregate initial offering price and number of securities of the identified class is being registered and may from time to time be offered at unspecified prices.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A Ordinary Shares as reported on April 25, 2022, which was $6.23 per share.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A Ordinary Shares as reported on February 3, 2022, which was $9.89 per share.